UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2009

MISCOR Group, Ltd.
(Exact name of registrant as specified in its charter)

Indiana	333-129354	20-0995245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 South Walnut Street, South Bend, Indiana		46619
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (574) 234-8131

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2009, MISCOR Group, Ltd. (“MISCOR”) appointed Michael Topa as MISCOR’s new interim Chief Financial Officer.  Mary M. Hunt, who had been performing the duties of chief financial officer of MISCOR (as previously reported pursuant to MISCOR’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 19, 2009), will remain in her current position as MISCOR’s Vice President of Finance.

Mr. Topa, who is 52 years old, had been serving as MISCOR’s treasury consultant since May 2009.  Prior to joining MISCOR, from 2008 to 2009 Mr. Topa served as Chief Financial Officer of Atwood Mobile Products LLC, an Elkhart, Indiana-based manufacturer of doors, windows and appliances for the RV industry.  From 2006 to 2008, Mr. Topa served as President of Advanced Repair Technology LLC, an advanced technology services company based in Dallas, Texas, and as Managing Director of Evans Composites, Inc., a company specializing in composite and metal component repair and overhaul also based in Dallas.  During this time, Mr. Topa also served in an advisory role to Weir Bros., a privately owned excavation company.  From 1998 to 2006, Mr. Topa served as President of Composite Technology, Inc., a company engaged in the component repair and overhaul of helicopter rotor blades with facilities in the US, Canada, Singapore, UK and Brazil.  Mr. Topa is a certified public accountant.  MISCOR is currently in discussions with Mr. Topa regarding his compensation arrangements, which are expected to be finalized within the next several weeks.

On June 19, 2009, MISCOR issued a press release announcing the appointment of Mr. Topa as MISCOR’s new interim Chief Financial Officer.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISCOR Group, Ltd.
Date: June 22, 2009

	By:	/s/ John A. Martell
Printed Name: John A. Martell
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 19, 2009